Prospectus Supplement                          Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated November 3, 2000)               Registration No. 333-46496



                               ALZA Corporation

                                $1,090,000,000
     3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020


     This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell the ALZA debentures that those persons own.

                            SELLING SECURITYHOLDERS

     The information set forth under the caption "Selling Securityholders" in the ALZA prospectus dated November 3, 2000, relating to ALZA's 3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020, as supplemented on November 30, 2000, January 5, 2001, March 1, 2001, June 18, 2001, August 14,
2001, August 31, 2001, October 4, 2001 and October 15, 2001, is supplemented to add the following:

                                               Principal          Principal
                                Amount       Percentage of          Amount
Name of Selling              Beneficially     Outstanding       Registered for
Securityholder (1)             Owned($)     ALZA Debentures     Sale Hereby($)
------------------            ----------   -----------------   ---------------
1976 Distribution Trust
FRD A.R. Lauder/Zinterhofer     15,000             *                15,000


---------------
(1) The information set forth herein is as of November 27, 2001.

   * Represents beneficial ownership of less than 1% of the aggregate principal amount of ALZA debentures outstanding as of November 27, 2001.

              The date of this prospectus is November 28, 2001.